UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2011

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Carrols Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-06553	16-0958146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 21, 2011, Carrols Restaurant Group, Inc. (“Carrols Restaurant Group”), the parent company of Carrols Corporation (“Carrols”), issued a press release announcing the hiring of Tim Taft as the new Chief Executive Officer and President of its wholly-owned subsidiary, Fiesta Restaurant Group, Inc. (“Fiesta Restaurant Group”) effective August 15, 2011. Carrols Restaurant Group previously announced that it plans to spin-off Fiesta Restaurant Group as a separate public company by the end of 2011.

Mr. Taft, age 53, was the Chief Executive Officer of Souper Salad, Inc., a Texas based soup and salad bar restaurant chain between 2008 and 2010. From 2005 to 2007, Mr. Taft was the Chief Executive Officer and President of Pizza Inn, Inc., a Texas based pizza restaurant chain. From 1994 to 2005, Mr. Taft held various officer and executive officer positions at Whataburger, Inc., including from 2001 to 2005 as President and Chief Operating Officer. Whataburger, Inc. is a Texas based hamburger restaurant chain with more than 700 locations in ten states.

Pursuant to the terms of an offer letter (the “Letter Agreement”) between Carrols Restaurant Group and Mr. Taft entered into on July 19, 2011, Mr. Taft will earn an annual base salary of $500,000 and will be eligible for annual merit increases beginning in 2013 based upon recommendations of Fiesta Restaurant Group’s Board of Directors and Compensation Committee. Mr. Taft will also participate in Fiesta Restaurant Group’s Executive Bonus Plan (the “Executive Bonus Plan”) to be adopted by Fiesta Restaurant Group and will be eligible to receive a bonus of up to 100% of his base salary with 50% of such bonus based upon attainment of objectives to be established by Fiesta Restaurant Group’s Compensation Committee and 50% of such bonus based upon increases in “shareholder value” (to be defined in the Executive Bonus Plan).

Pursuant to the Letter Agreement, on the one month anniversary of the date that the shares of Fiesta Restaurant Group common stock (“Fiesta Common Stock”) begin trading publicly, Mr. Taft will receive a grant of restricted Fiesta Common Stock with an aggregate value of $2 million based upon the average trading price of Fiesta Common Stock for the first four weeks the shares of Fiesta Common Stock commence trading publicly. The restricted shares of Fiesta Common Stock to be granted to Mr. Taft will vest over four years at the rate of 25% per annum beginning on the first anniversary of the date of grant and will be subject to provisions a stock incentive plan to be adopted by Fiesta Restaurant Group following the consummation of the spin-off. Mr. Taft has agreed to relocate to the corporate offices of Fiesta Restaurant Group, which is currently located in Miami, Florida, and will be entitled to receive reimbursement for relocation costs, subject to the provisions in the Letter Agreement.

The Letter Agreement also provides that in the event Mr. Taft is terminated without Cause (as defined in the Letter Agreement), he shall be entitled to receive a severance payment equal to his twelve months base salary and the prorated portion of his bonus payable, provided that a bonus would have been payable.

Mr. Taft will succeed Alan Vituli as Chief Executive Officer of Fiesta Restaurant Group, with Mr. Vituli remaining as Chairman of the Board of Fiesta Restaurant Group. Mr. Vituli will remain as Chairman of the Board and Chief Executive Officer and Daniel T. Accordino will remain as President and Chief Operating Officer of Carrols Restaurant Group and Carrols and, at the time of the consummation of the spin-off, Carrols Restaurant Group expects that Mr. Accordino will be appointed as the Chief Executive Officer of, and will continue to be a member of the Board of Directors of, Carrols Restaurant Group and Carrols.

The entire text of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1 Carrols Restaurant Group, Inc. and Carrols Corporation Press Release, dated July 21, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	July 25, 2011
By:	/s/ Joseph A. Zirkman
Name:	Joseph A. Zirkman
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS CORPORATION

Date:	July 25, 2011
By:	/s/ Joseph A. Zirkman
Name:	Joseph A. Zirkman
Title:	Vice President, General Counsel and Secretary